SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: |_|

Securities Act registration statement file number to which this form relates:
333-33465 (if applicable)

                         STANDARD AUTOMOTIVE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                       52-2018607
      (State of Incorporation                            (I.R.S. Employer
          or Organization)                               Identification no.)

321 Valley Road, Hillsborough Township, NJ                  08876-4056
 (Address of Principal Executive Offices)                   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                    Name of Each Exchange on Which
        to be so Registered                    Each Class is to be Registered
        -------------------                    ------------------------------
Common Stock, $.001 par value per share            American Stock Exchange

8 1/2% Convertible Redeemable Preferred Stock,     American Stock Exchange
  $.001 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:  None

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Item 1.  Description of Registrant's Securities to be Registered.

         The information appearing under the caption DESCRIPTION OF SECURITIES in the registrant's Registration Statement on Form S-1, File No. 333-33465, is incorporated herein by this reference.

Item 2.  Exhibits.

         The following exhibits are filed as part of this registration statement:

                  Omitted pursuant to Instructions as to Exhibits.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       STANDARD AUTOMOTIVE CORPORATION
                                       (Registrant)

                                       By : /s/ Karl Massaro
                                            -----------------------
                                            Karl Massaro, President

Dated:  October 10, 1997